UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 20, 2005

PAVILION BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation) 135 East Maumee Street Adrian, Michigan (Address of principal executive office)	000-30521 (Commission File Number)	38-3088340 (IRS Employer Identification No.) 49221 (Zip Code)

Registrant’s telephone number, including area code: (517) 265-5144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5.   Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 21, 2005, Pavilion Bancorp, Inc. issued a press release announcing the January 20, 2005 appointment of Barbara A. Mitzel as a new director of Pavilion Bancorp, Inc. Ms. Mitzel was also appointed as a director of Bank of Lenawee, a wholly-owned subsidiary of Pavilion Bancorp, Inc.

There are no arrangements or understandings between Ms. Mitzel and any other person pursuant to which she was elected to the Board of Directors. Ms. Mitzel has been appointed to the Audit Committee of the Board of Directors of Pavilion Bancorp, Inc. Ms. Mitzel will serve on the Assets/Liability Committee of Bank of Lenawee. No transactions other than normal banking relationships exist between the new director and the Bank of Lenawee.

Section 9.   Financial Statements and Exhibits

Item 9.01(c). Exhibit

Press Release Dated January 21, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 20, 2005	PAVILION BANCORP, INC. (Registrant) By: /s/ Pamela S. Fisher —————————————— Pamela S. Fisher Corporate Secretary

EXHIBIT INDEX

99.1	Press Release Dated January 20, 2005.

EXHIBIT 99.1

135 East Maumee Street Adrian, Michigan 49221 pavilionbancorp.com

MEDIA RELEASE

For Immediate Release--January 21, 2005	Contact:	Pam Fisher Corporate Secretary Ph: (517) 266-5054 pfisher@pavilionbancorp.com

Barbara A. Mitzel Elected to Pavilion Bancorp Board

Adrian, Michigan — Pavilion Bancorp, Inc. is pleased to announce that Barbara A. Mitzel, was elected to its Board of Directors on Thursday, January 20, 2005. She was also appointed to the Corporation's Audit Committee. In addition, Ms. Mitzel was appointed to the Bank of Lenawee Board of Directors and will serve on its Asset/Liability Committee.

Ms. Mitzel is the Adrian Area Manager for Consumers Energy and is responsible for Lenawee and Monroe Counties. In this role, she works with community and governmental leaders in the areas of economic development, public safety, franchise renewals and planned infrastructure related work. She has been employed with Consumers Energy for 27 years and is a steering committee member of Consumers Energy's Employees for Better Government Political Action Committee (PAC).

Ms. Mitzel is currently serving her second term as an Adrian City Commissioner and is the immediate past president of the Adrian Noon Rotary Club. She is currently vice-chair of the Lenawee Chamber Foundation board and has served as past chair of the Lenawee Chamber of Commerce board. In addition, Ms. Mitzel holds board positions on the Adrian Brownfield Redevelopment Authority, the Lenawee County Community Corrections Advisory Board, Washtenaw County MSU Extension and is a member of the Michigan Municipal League's Women in Municipal Government.

Ms. Mitzel holds a Bachelor of Arts Degree from Saginaw Valley State University. She is a 2001 Leadership Michigan graduate and has achieved the Michigan Municipal League's education award from the leagues' elected officials academy.

Ms. Mitzel has served as a volunteer for the Lenawee United Way and with her husband David, co-chaired the American Cancer Society's Lenawee County Relay for Life, in 2001 and 2002. In 2004, Ms. Mitzel was the 2004 Lenawee County Athena Award recipient.

Ms. Mitzel and her husband reside in Adrian and have two married daughters, Dr. Tiffany Braley and Tracy Ruppel. They enjoy spending time with family, traveling and serving their Church and community.

About Pavilion Bancorp, Inc.
Pavilion Bancorp, Inc. is the parent company of Bank of Lenawee. Pavilion Bancorp, Inc. is traded on the OTC Bulletin Board under the symbol PVLN. Stifel Nicolaus, of Columbus, Ohio, is the primary market maker in the stock. Investor relations information is available at pavilionbancorp.com.